UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2013

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-35128	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Introductory Note

As previously disclosed, on August 23, 2013, TMS International Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crystal Acquisition Company, Inc., a Delaware corporation (“Parent”), and Crystal Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), providing for the acquisition of the Company by Parent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

In accordance with the terms of the Merger Agreement, on October 16, 2013, Sub was merged with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of the Company’s issued and outstanding class A common stock, par value $0.001 per share (“Class A Common Stock”), and class B common stock, par value $0.001 per share (together with the Class A Common Stock, the “Company Common Stock”), excluding Company Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn, were converted into the right to receive $17.50 per share in cash without interest and less any withholding or other applicable taxes (the “Merger Consideration”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete in all respects and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2013 and is incorporated herein by reference.

The information set forth under “Introductory Note” of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

A copy of the joint press release issued by the Company and The Pritzker Organization, L.L.C. (“TPO”) on October 16, 2013 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 16, 2013, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that (i) trading of the Class A Common Stock on the NYSE be suspended as of the close of business on October 16, 2013 and (ii) the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Class A Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Class A Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Introductory Note,” Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the Merger, as of the Effective Time, John J. Connelly, Timothy A.R. Duncanson, Colin Osborne, Herbert K. Parker, Manish Srivastava and Patrick W. Tolbert resigned as directors of the Company. Following such resignations, Thomas J. Pritzker, Kenneth H.M. Leet and Larry B. Tarschis were appointed as directors of the Company. Joseph Curtin and Raymond S. Kalouche remained directors of the Company.

The information set forth under “Introductory Note” and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, on October 16, 2013, the Amended and Restated Bylaws of the Company were amended and restated in their entirety to read substantially in the form set forth in Exhibit 2.05(b) to the Merger Agreement (the “Second Amended and Restated Bylaws”). Also on October 16, 2013, following the consummation of the Merger, the Second Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety and such amended and restated certificate of incorporation (the “Third Amended and Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware. Copies of the Second Amended and Restated Bylaws and the Third Amended and Restated Certificate of Incorporation are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 8.01 Other Events.

On October 16, 2013, the Company and TPO issued a joint press release in connection with the completion of the Merger. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated By-laws of TMS International Corp.

3.2	Third Amended and Restated Certificate of Incorporation of TMS International Corp.

99.1	Joint Press Release issued by TMS International Corp. and The Pritzker Organization, L.L.C., dated October 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: October 16, 2013	By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President and Chief Financial Officer